UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 6, 2023

Apollo Global Management, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41197	86-3155788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, 42nd Floor

New York, New York 10019

(Address of principal executive offices) (Zip Code)

(212) 515-3200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APO	New York Stock Exchange
6.75% Series A Mandatory Convertible Preferred Stock	APO PR A	New York Stock Exchange
7.625% Fixed-Rate Resettable Junior Subordinated Notes due 2053	APOS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Annual Meeting. On October 6, 2023, Apollo Global Management, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). The matters voted upon at the Annual Meeting and the final results of such voting are set forth below. A more complete description of each proposal is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 18, 2023.

Matters Voted Upon; Voting Results. The following matters were submitted for a vote of the Company’s stockholders.

Proposal One. To elect Marc Beilinson, James Belardi, Jessica Bibliowicz, Walter (Jay) Clayton, Michael Ducey, Kerry Murphy Healey, Mitra Hormozi, Pamela Joyner, Scott Kleinman, A.B. Krongard, Pauline Richards, Marc Rowan, David Simon, Lynn Swann, Patrick Toomey and James Zelter to the board of directors of the Company as directors, in each case, for a term of one year expiring at the annual meeting of stockholders of the Company to be held in 2024 (the “2024 Annual Meeting”).

The nominees listed below were elected as directors of the Company to hold office for a term of one year expiring at the 2024 Annual Meeting and until their successor has been duly elected and qualified. The results of the voting were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Marc Beilinson	456,345,568	6,403,288	106,454	39,285,822
James Belardi	461,063,576	1,684,027	107,708	39,285,821
Jessica Bibliowicz	457,982,898	4,702,699	169,711	39,285,824
Walter (Jay) Clayton	458,466,821	4,280,790	107,697	39,285,824
Michael Ducey	454,686,164	7,992,397	176,748	39,285,823
Kerry Murphy Healey	461,307,279	1,462,664	85,368	39,285,821
Mitra Hormozi	459,092,760	3,601,779	160,770	39,285,823
Pamela Joyner	457,544,822	3,655,658	1,654,826	39,285,826
Scott Kleinman	459,546,722	3,213,395	95,195	39,285,820
A.B. Krongard	451,157,213	11,513,130	184,967	39,285,822
Pauline Richards	454,874,816	7,807,542	172,952	39,285,822
Marc Rowan	461,197,327	1,547,073	110,912	39,285,820
David Simon	419,394,383	43,350,476	110,451	39,285,822
Lynn Swann	457,738,707	4,916,462	200,138	39,285,825
Patrick Toomey	461,351,963	1,321,300	182,047	39,285,822
James Zelter	458,964,624	3,791,090	99,598	39,285,820

Proposal Two. To approve, on an advisory basis, the compensation of the Company’s named executive officers.

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes
386,826,413	75,779,433	249,462	39,285,824

Proposal Three. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The results of the voting were as follows:

For	Against	Abstain
496,133,230	5,911,903	95,999

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO GLOBAL MANAGEMENT, INC.

Date: October 6, 2023	By:	/s/ Jessica L. Lomm
	Name:	Jessica L. Lomm
	Title:	Vice President and Secretary